Exhibit 10.1

Notice of Grant of Stock Options and Option Agreement	Marvell Technology Group LTD
ID: 77-0481679
Argyle House, 41a Cedar Avenue
P O Box HM 1179
Hamilton HM EX, Bermuda

Name	Option Number:	00000000
Address	Plan:	1995
Address	ID:	0000

Effective XX/XX/XXXX, you have been granted a(n) Non-Qualified Stock Option to buy XXXXX shares of Marvell Technology Group LTD (the Company) stock at US$[Exercise Price] per share.

The total option price of the shares granted is $XX,XXX.XX.

Shares in each period will become fully vested on the date shown. This Notice of Grant is subject to all of the terms and conditions set forth herein, as well as the Stock Option Agreement, the Appendix (which include the special provisions for Optionee’s country of residence, if any), and the Plan, all of which are incorporated herein by reference.  Capitalized terms used in this Notice of Grant but not defined shall have the same meaning as provided in the Plan.

Shares	Vest Type	Full Vest	Expiration
%% SHARES	On Vest Date
%% SHARES	Monthly

By signing this document, the Optionee acknowledges receipt of a copy of the Plan, and agrees that (a) these Options are granted under and governed by the terms and conditions of the Plan, the Stock Option Agreement, and the Appendix (the special provisions for Optionee’s country of residence, if any); (b) the Optionee has carefully read, fully understands and agrees to all of the terms and conditions described in the attached Stock Option Agreement, the Appendix, and the Plan; (c) the Optionee understands and agrees that the Stock Option Agreement and Appendix, including any cover sheet and attachments, constitute the entire understanding between the Optionee and the Company regarding this grant, and that any prior agreements, commitments or negotiations concerning this grant are replaced and superseded; and (d) the Optionee has been given an opportunity to consult legal counsel with respect to all matters relating to this grant prior to signing this cover sheet and that the Optionee has either consulted such counsel or voluntarily declined to consult such counsel.  The Stock Option Agreement, the Appendix and prospectus are available on the Company’s website at https://intranet/stockselfservice or by request from the Company’s Stock Administration Department.  The Optionee hereby agrees that these documents are deemed to be delivered to him or her.

Date

Marvell Technology Group LTD

NAME	Date

MARVELL TECHNOLOGY GROUP LTD.

AMENDED AND RESTATED 1995 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

1.                                       Grant of Option. The Company hereby grants to the optionee named in the Notice of Grant (the “Optionee”), the Option to purchase the Shares, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan, as the same may be amended from time to time as set forth therein and herein (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”) and the Notice of Grant.

For U.S. tax purposes, if designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option.

2.                                       Exercise of Option. This Option shall be exercisable during its term and shall vest in accordance with the Vesting Schedule and with the provisions of Section 9 of the Plan as follows:

(i)                                     Right to Exercise.

(a)          This Option may not be exercised for a fraction of a Share.

(b)         In the event of Optionee’s death, disability or other termination of Optionee’s Continuous Service, the exercisability of this Option shall be governed by Sections 5, 6 and 7 below.

(c)          In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(ii)                                  Method of Exercise.

(a)          Primarily, options are to be exercised online through Marvell’s designated broker(s).  Marvell’s intranet has the contact information for the current designated broker.  In case Marvell’s designated broker is not used, or if the payment is submitted directly to Marvell for cash exercise, options can be exercised by a written notice (in the form attached as Exhibit A), which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to as may reasonably be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Stock Administration department of the Company.  The written notice shall be accompanied by payment of the aggregate Exercise Price for the number of Shares in respect of which the Option is being exercised and any Tax Obligations (as defined in Section 11 below).  This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the aggregate Exercise Price for the number of Shares in respect of which the Option is being exercised and any Tax Obligations (as defined in Section 11 below).

(b)         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant applicable provisions of law, whether foreign or domestic, and the requirements of any stock exchange or interdealer quotation system upon which the Shares may then be listed or traded. Assuming such compliance, for U.S. income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(c)          If this Option is being exercised by the representative of the Optionee, the exercise notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option.

3.                                       Payment.

(a)                                  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee: (i) cash, (ii) check, or (iii) irrevocable directions to a designated broker appointed by the Company to sell all or a portion of the Shares subject to the exercised Option, and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any Tax Obligations (as defined in Section 11 below).  The balance of the sale proceeds, if any, will be delivered to the Optionee in cash if all Shares were directed to be sold, or in Shares if only a portion of the Shares were directed to be sold to cover the Exercise Price and Tax Obligations (as defined in Section 11 below).  Regardless of the method of payment of the Exercise Price, the exercise instructions must be received in a form approved by the Administrator and Optionee must provide any other documentation required by the Administrator at the time of exercise.

(b)                                 Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this Option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the aggregate Exercise Price pursuant to Section 2 and Section 3(a).

4.                                       Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable U.S. federal or state securities or other foreign or local law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.                                       Termination of Relationship. In the event an Optionee’s Continuous Service as an Employee or Consultant terminates, Optionee may, to the extent this Option was vested at the date of such termination (the “Termination Date”), exercise this Option at any time during the 30 day period immediately following the Termination Date. To the extent that Optionee was not vested in this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.  For the purposes of this Option Agreement, the period of

Continuous Service will not be extended by any notice period mandated under local law and the Termination Date will be the last date of active service.  Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Term/Expiration Date as provided in the Notice of Grant.

6.                                       Disability of Optionee. Notwithstanding the provisions of Section 5 above, in the event of termination of an Optionee’s Continuous Service as an Employee or Consultant as a result of his or her disability, as defined below, Optionee may, but only within the six month period (or such other period of time in excess of six months as is determined by the Administrator in its absolute discretion) immediately following the Termination Date, exercise this Option to the extent this Option was vested on the Termination Date.  To the extent that Optionee was not vested in this Option at the date of termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate, and the Shares covered by this Option shall revert to the Plan. Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Expiration Date as provided in the Notice of Grant.  For the purposes of receiving treatment under this Section 6, “disability” shall be defined as an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  For the purposes of administering the Plan, the Administrator shall determine whether Optionee’s Continuous Service terminated due to disability as defined hereunder.

7.                                       Death of Optionee. Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s Continuous Service as an Employee or Consultant as a result of the death of Optionee, this Option may be exercised at any time within the 360 day period immediately following the date of death, by Optionee’s estate or legal representative or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee could exercise this Option at the date of death.  Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Expiration Date as provided in the Notice of Grant. To the extent that Optionee is not vested in this Option at the date of death, or if this Option is not exercised within the time specified herein, this Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

8.                                       Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

9.                                       Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 8 of the Plan regarding Options designated as Incentive Stock Options that are granted to more than ten percent (10%) shareholders shall apply to this Option. All expiration periods set forth in this Option Agreement and the Plan shall terminate at 5:00 p.m. California time on the date provided in this Option Agreement or the Plan.

10.                                 Tax Consequences. Optionee acknowledges that he or she has read the description of tax consequences in the Plan Prospectus and has consulted his or her personal tax advisor regarding the same to the extent he or she has determined advisable. Optionee is not relying on the Company, or any of its officers, directors, employees or advisors, for any tax advice or planning information whatsoever. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)                      U.S. Tax Consequences.

(i)                         Exercise of Incentive Stock Option. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability or state income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

(ii)                      Exercise of Incentive Stock Option Following Disability. If Optionee’s Continuous Service as an Employee or Consultant terminates as a result of disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the Termination Date, Optionee must exercise an Incentive Stock Option within three months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.  (If the Option is not exercised within this time period, it will become a Nonstatutory Stock Option three months after the disability.)

(iii)                   Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability and state income tax liability upon the exercise of a Nonstatutory Stock Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. If this Optionee is subject to Section 16 of the Securities Act of 1934, as amended, the date of income recognition may be deferred for up to six months.

(iv)                  Disposition of Shares. In the case of an Nonstatutory Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to this Option are held for at least one year after exercise and are disposed of at least two years after the date of grant (the “Date of Grant”), any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.

(v)                     Notice of Disqualifying Disposition of Incentive Stock Option Shares. If this Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee.

(b)                     Non-U.S. Taxpayers. The Optionee is advised to seek appropriate professional tax advice as to how the relevant tax laws in the Optionee’s country may apply to the Optionee’s situation and how the Option will be taxed.

11.                                 Tax Withholding.

(a)                      Regardless of any action the Company and/or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of Optionee’s participation in the Plan and legally applicable to Optionee (“Tax Obligation”), Optionee acknowledges that the ultimate liability for all Tax Obligations is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax Obligations or achieve any particular tax result.  Further, if Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

(b)                     Prior to the relevant taxable or tax withholding event, as applicable, Optionee shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations.  In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax Obligations by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company, the Employer and/or any Subsidiary; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option.

(c)                      To avoid any negative accounting treatment, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of Optionee’s participation in the Plan.

(d)                     Optionee shall pay to the Company or the Employer any amount of Tax Obligations that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described in this Section.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax Obligations.

(e)                      If the Option granted to the Optionee herein is an Incentive Stock Option and the Optionee is a U.S. taxpayer, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  The Optionee agrees that the Optionee may be subject to a Tax Obligation by the Company or the Employer on the compensation income recognized by the Optionee.

12.                                 Nature of Grant. In accepting the Option, Optionee acknowledges that:

(a)                                  the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b)                                 the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)                                  all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)                                 Optionee’s participation in the Plan is voluntary;

(e)                                  Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment or service relationship (if any) at any time;

(f)                                    the Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, the Company or any Subsidiary, and that are outside the scope of Optionee’s employment or service contract, if any;

(g)                                 the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(h)                                 the Option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Subsidiary;

(i)                                     the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(j)                                     if the underlying Shares do not increase in value, the Option will have no value;

(k)                                  if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(l)                                     in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the vesting of the Option or cancellation of the Option following termination of Optionee’s Continuous Service (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Employer, the Company and/or any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(m)                               the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan or Optionee’s purchase or sale of Shares;

(n)                                 Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan; and

(o)                                 the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

13.                                 Data Privacy Notice and Consent.  Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Option Agreement by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Subsidiary, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Optionee understands that Data will be transferred to Smith Barney, E*Trade or to any other third party assisting in the implementation, administration and management of the Plan.  Optionee understands that the recipients of the Data may be located in Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country.  Optionee understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting Optionee’s local human resources representative.  Optionee authorizes the Company, Smith Barney, E*Trade and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares purchased upon exercise of the Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan.  Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.  Optionee understands that refusal or withdrawal of consent may affect Optionee’s ability to participate in the Plan.  For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

14.                                 Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements and all contemporaneous oral undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, including but not limited to the grant or promise of any right or option to purchase shares of capital stock of the Company to Optionee pursuant to any employment agreement or offer letter delivered by the Company to Optionee or otherwise, and may not be modified to materially and adversely affect the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement shall be governed by the laws of the State of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, and agree that such litigation shall be conducted only in the courts of  Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

15.                                 Optionee Acknowledgments.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS IS EARNED ONLY BY CONTINUING CONSULTANCY WITH THE COMPANY OR A SUBSIDIARY OR EMPLOYMENT AT THE WILL OF THE EMPLOYER (NOT THROUGH ANY OTHER MEANS, INCLUDING WITHOUT LIMITATION, THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY OR A SUBSIDIARY, NOR SHALL

IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, this Option Agreement, including the Appendix hereto, and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of such documents. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Notice of Grant or this Option Agreement. Notwithstanding the foregoing, if any party brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the other to enforce the terms of or to declare rights under this Plan or the Option Agreement, in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing and prosecuting or defending such action or enforcing any judgment, order, ruling, or award. Optionee agrees to timely notify the Company upon any change in the residence address indicated below, and acknowledges that the Company may at in its discretion deliver share certificates representing Shares issued pursuant to the exercise of this Option to such address.  Optionee acknowledges that the Company will rely on such agreement.

16.                                 Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.                                 Language.  If Optionee has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

18.                                 Severability.  The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.                                 Appendix.  For Optionees outside of the U.S., the Option shall be subject to any special provisions set forth in the Appendix for Optionee’s country of residence.  If Optionee relocates to one of the countries included in the Appendix during the life of the Option, the special provisions for such country shall apply to Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. This Appendix constitutes part of this Option Agreement

20.                                 Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Option and the Shares purchased upon exercise of the Option, to the extent the

Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.